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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" that is made part of the Registration Statement (Form S-4) and to the incorporation by reference therein of our report dated September 2, 2014, with respect to the consolidated statements of income, comprehensive income, equity, and cash flows of Ventas, Inc. for the year ended December 31, 2011 and the 2011 information in the financial statement Schedule III, included in Amendment No. 1 to Ventas, Inc.'s Annual Report (Form 10-K/A) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
September 15, 2014

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  Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM